EXHIBIT 99.1

VolitionRx Receives Notice of Non-Compliance with NYSE American Continued Listing Standards

HENDERSON, Nev., February, 9, 2026 /PRNewswire/ -- VolitionRx Limited (NYSE AMERICAN: VNRX) (“Volition” or the “Company”), a multi-national epigenetics company, announced today that on February 6, 2026, it received a notice (the “Notice”) from the NYSE American LLC (the “NYSE American”) stating that the Company is not in compliance with the NYSE American continued listing standards set forth in Section 1003(a)(i) of the NYSE American Company Guide (the “Company Guide”) requiring a company to have stockholders’ equity of at least $2.0 million if it has reported losses from continuing operations and/or net losses in two of its three most recent fiscal years, Section 1003(a)(ii) of the Company Guide requiring a company to have stockholders’ equity of at least $4.0 million if it has reported losses from continuing operations and/or net losses in three of its four most recent fiscal years and Section 1003(a)(iii) of the Company Guide requiring a company to have stockholders’ equity at least $6.0 million if it has reported losses from continuing operations and/or net losses in its five most recent fiscal years. The Notice also indicates that the Company is also not currently eligible for any exemption in Section 1003(a) of the Company Guide (including the exemption provided for companies with total value of market capitalization exceeding $50 million among other things).

In connection with its non-compliance with Section 1003(a)(i), Section 1003(a)(ii) and Section 1003(a)(iii), the Company must submit a plan (the “Plan”) to the NYSE American by March 8, 2026, advising of actions it has taken or will take to regain compliance with the continued listing standards by August 6, 2027. If the NYSE American determines to accept the Plan, the Company will be notified in writing and will be subject to periodic reviews, including quarterly monitoring for compliance with the Plan. If the Company does not submit a plan or if the Plan is not accepted, NYSE American will commence delisting proceedings. Furthermore, if the Plan is accepted but the Company is not in compliance with the continued listing standards by August 6, 2027 or if the Company does not make progress consistent with the Plan, the NYSE American will initiate delisting proceedings as appropriate. The Company may appeal a staff delisting determination in accordance with Section 1010 and Part 12 of the Company Guide.

The Notice has no immediate impact on the listing of the Company’s shares of common stock, which will continue to be listed and traded on the NYSE American during this period, subject to the Company’s compliance with the other listing requirements of the NYSE American. The common stock will continue to trade under the symbol “VNRX”, but will have an added designation of “.BC” to indicate the status of the common stock are “below compliance”. The Notice does not affect the Company’s ongoing business operations or its reporting requirements with the U.S. Securities and Exchange Commission.

The Company is committed to achieving compliance with the NYSE American’s requirements and intends to submit a plan to the NYSE American on or before March 8, 2026 that will regain compliance with the NYSE American continued listing standards by August 6, 2027. However, there can be no assurance that the Company will be able to achieve compliance with the NYSE American’s continued listing standards within the required timeframe.

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About Volition

Volition is a multi-national company focused on advancing the science of epigenetics. Volition is dedicated to saving lives and improving outcomes for people and animals with life- altering diseases through earlier detection, as well as disease and treatment monitoring.

Through its subsidiaries, Volition is developing and commercializing simple, easy to use, cost-effective blood tests to help detect and monitor a range of diseases, including some cancers and diseases associated with NETosis, such as sepsis. Early detection and monitoring have the potential not only to prolong the life of patients, but also to improve their quality of life.

Volition’s research and development activities are centered in Belgium, with an innovation laboratory and office in the U.S. and an office in London.

Media Enquiries

Louise Batchelor, Volition mediarelations@volition.com

+44 (0)7557 774620

Cautionary Note Regarding Forward-Looking Statements

Statements in this press release may be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that concern matters that involve risks and uncertainties that could cause actual results to differ materially from those anticipated or projected in the forward-looking statements. Words such as “expects,” “anticipates,” “intends,” “plans,” “aims,” “targets,” “believes,” “seeks,” “estimates,” “optimizing,” “potential,” “goal,” “suggests,” “could,” “would,” “should,” “may,” “will” and similar expressions identify forward-looking statements. These forward-looking statements reflect the current beliefs and expectations of management and include statements regarding the Company’s expectations surrounding the submission of a plan and regaining compliance with the NYSE American’s continued listing standards, and actions of the Company and/or the NYSE American to be taken with respect to matters discussed in the Notice. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. Although Volition believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct.

Forward-looking statements are subject to risks and uncertainties that may cause Volition’s actual activities or results to differ materially from those indicated or implied by any forward-looking statement, including, without limitation, due to risks and uncertainties related to the Company’s ability to timely submit its plan to the NYSE American, the acceptance of its plan by the NYSE American and the Company’s ability to regain compliance with the listing standards set forth in the Company Guide by August 6, 2027, as well as the risks disclosed in other documents Volition files from time to time with the SEC, including Volition’s Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K. These statements are based on current expectations, estimates and projections about Volition’s business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict.

Forward-looking statements are made as of the date of this release, and, except as required by law, Volition does not undertake an obligation to update its forward-looking statements to reflect future events or circumstances.

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